UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2024

ENOVA INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35503	45-3190813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 West Jackson Boulevard
Chicago, Illinois	60604
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 568-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.00001 par value per share	ENVA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS

Notes Offering

On July 29, 2024, Enova International, Inc. (the “Company”) issued a press release regarding its proposed offering of up to $400 million in aggregate principal amount of senior notes due 2029 (the “Notes”). A copy of the press release announcing the offering is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Tender Offer and Consent Solicitation

On July 29, 2024, the Company issued a press release regarding the commencement of its cash tender offer (the “Tender Offer”) for any and all of the Company’s outstanding 8.500% Senior Notes due 2025 (the “2025 Notes”), subject to certain conditions, including the issuance and sale of the Notes. In conjunction with the Tender Offer, the Company is also soliciting consents (the “Consent Solicitation”) from the holders of the 2025 Notes for the adoption of proposed amendments, which would, among other things, (i) eliminate substantially all of the restrictive covenants and certain events of default and related provisions contained in the indenture governing the 2025 Notes and (ii) reduce the minimum required notice period for the redemption of 2025 Notes from at least 30 days to at least two business days prior to the redemption date (maintaining the maximum notice period of not more than 60 days).

Concurrently with the commencement of the Tender Offer and the Consent Solicitation and conditioned upon the receipt of the net proceeds from the Company’s proposed offering of the Notes and the failure to receive the consent of at least a majority of the aggregate outstanding principal amount of the 2025 Notes (not including any 2025 Notes which are owned by the Company or any of its affiliates) to the Proposed Amendments (as defined in the Offer to Purchase and Consent Solicitation Statement, dated July 29, 2024 (as amended or supplemented from time to time, the “Offer to Purchase”)), the Company issued a conditional notice of redemption for any 2025 Notes that remain outstanding following the consummation or termination of the Tender Offer and the Consent Solicitation. Such redemption is being made in accordance with the terms of the indenture governing the 2025 Notes, which provides for a redemption price equal to 100.000% of the aggregate principal amount of the 2025 Notes, plus accrued and unpaid interest up to the date of redemption.

A copy of the press release announcing the Tender Offer and Consent Solicitation is attached hereto as Exhibit 99.2 and incorporated by reference herein.

This Current Report on Form 8-K does not constitute a notice of redemption under the Indenture, nor an offer to tender for, or purchase, any 2025 Notes or any other security.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit No.	Description

99.1	Enova International, Inc. press release dated July 29, 2024

99.2	Enova International, Inc. press release dated July 29, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova International, Inc.

Date: July 29, 2024	By:	/s/ Sean Rahilly
Sean Rahilly General Counsel & Secretary